AMENDMENT TO
                               UNILAB CORPORATION
                             2001 STOCK OPTION PLAN


         1. Effective February 6, 2002, Section 3(c) of Unilab Corporation 2001 Stock Option Plan ("2001 Plan") is hereby amended and restated in its entirety to read as follows:

           (c)    Equitable Adjustment.

                    (i) Stock Dividends; Stock Splits; Reverse Stock Splits. In case the Company shall (1) pay a dividend or make any other distribution with respect to its Common Stock in shares of its capital stock, (2) subdivide its outstanding Common Stock, or (3) combine its outstanding Common Stock into a smaller number of shares, the number of shares of Common Stock issuable upon exercise of the Options immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the holder of the Options shall thereafter be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Options been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 3(c) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                    (ii) No Adjustment for Dividends; No Adjustment of Option Price. Except as otherwise provided in this Section 3(c), no adjustment in respect of any ordinary (or except as the Board of Directors may expressly determine otherwise to be equitable, extraordinary) dividends declared and paid on Common Stock, or on any other capital stock of the Company, shall be made during the term of an Option or upon the exercise of an Option. Notwithstanding anything to the contrary contained in this Plan, in the event of any adjustments to Options pursuant to this Section 3(c), adjustments shall be made solely to the number and kind of securities purchasable upon the exercise of Options and no adjustments shall be made to the Option exercise price.

                    (iii) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Section 3(c), the registered holders of Options shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Options shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 3(c).

                    (iv) Purchase Rights Upon Merger, Consolidation, etc. In the event of any consolidation of the Company with or merger of the Company with or into another corporation or in case of any sale, transfer or lease to another entity of all or substantially all the assets of the Company, the Company may, without the consent of the Option holder, cancel any outstanding Option (whether vested or unvested) held by the holder and make a cash payment to the holder in consideration for such cancellation of such amount the Committee, in its sole discretion, deems appropriate. Such payment shall be, in respect of any vested Option, absent any determination made by the Committee in its sole discretion to the contrary, equal to the positive difference between the aggregate Fair Market Value of the shares subject to such Option and the aggregate exercise price of such Option. To the extent that the Company does not cancel Options as described in this Section 3(c)(iv), the Acquiring Person (as defined below) shall execute an agreement under which the Acquiring Person shall assume each Option and each such assumed Option shall continue to vest and become exercisable in accordance with its terms (adjusted, in the discretion of the Board of Directors, to reflect the effect of such transaction) and shall thereafter become exercisable, subject to the conditions and other terms of such Options, for the number and/or kind of capital stock, securities and/or other property into which the Common Stock subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, securities and/or other property thereafter issuable or deliverable upon exercise of the Option. In the event that this Section 3(c)(iv) shall be applicable, the provisions of Sections 3(c)(i) through (iii) shall not be applicable. For purposes of this Section 3(c), Acquiring Person shall mean, (1) the continuing or surviving entity of a consolidation or merger with the Company in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other entity or cash or any other property, (2) the transferee of all or substantially all of the assets of the Company, (3) the parent entity of any corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other entity or cash or any other property if the Company becomes a subsidiary of such entity and the parent entity of any entity acquiring all or substantially all of the assets of the Company, or
           (4) in the case of a capital reorganization or reclassification or in any case in which the Company is a surviving corporation in a merger not described in clause (1) or (3) above, the Company.

(v) Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of an Option is adjusted, as herein provided, the Company or the Acquiring Person shall give notice to each holder of such adjustment or adjustments.

         2.Except as amended herein, the 2001 Plan shall remain in full force and effect.

* Approved by action of the Board of Directors on February 6, 2002.